SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 9, 2002

ESG RE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	000-23481	Not Applicable
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

16 Church Street	Not Applicable
Hamilton HM11, Bermuda	(Zip Code)
(Address of Principal Executive Offices)

(441) 295-2185

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On the recommendation of the Audit Committee, the Board of Directors of ESG Re Limited approved the engagement of BDO International (“BDO”) as the Company’s independent auditors.  This appointment was reported in a Report on Form 8-K filed on December 10, 2002.  This Report was subsequently modified by the filing of a Report on Form -8-K/A filed on January 3, 2003.  In the original Report on Form 8-K filed on December 10, 2002, we reported that we expected this engagement to become effective as soon as the requirements of Section 89(3A) of the Companies Act 1981 of Bermuda have been completed.  This provision requires the former auditor to supply to the proposed auditor a written explanation of the reason they believe they are being replaced within 15 days of a request.  Under Section 89(3B) of the Companies Act 1981, the proposed auditor may accept the appointment if the requested written explanation is not received within 15 days.  In the Report on Form 8-K/A filed on January 3, 2003, we reported that the 15 day period had elapsed without receipt of the requested written explanation and that BDO International had accepted their appointment, effective December 24, 2002.  On January 28, 2003, it came to our attention that the written explanation required by Section 89(3A) of the Companies Act 1981 was received by BDO International before the expiration of the 15 day period.  A copy of BDO International’s Letter dated December 9, 2002 requesting a written explanation from Deloitte & Touche is filed herewith as Exhibit 99.03.  A copy of Deloitte & Touche’s Letter dated December 16, 2002 responding to BDO International is filed herewith as Exhibit 99.04.  The effective date of the engagement remains December 24, 2002.

ITEM 7.  EXHIBITS

Exhibit 99.03	Letter dated December 9, 2002 from BDO International to Deloitte & Touche

Exhibit 99.04	Letter dated December 16, 2002 from Deloitte & Touche to BDO International

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 29, 2003

ESG RE LIMITED

By:	/s/ Margaret L. Webster
Margaret L. Webster
Chief Operating Officer, General Counsel & Secretary